UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2011

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) ☐

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ☐

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Mitel Networks Corporation (the “Company”) entered into an amendment (the “Amendment”) to its first lien credit agreement (the “Credit Agreement”), dated March 1, 2011, among the Company, the U.S. Borrowers named therein, the lenders party thereto (the “Lenders”) and Wilmington Trust FSB, as U.S. administrative agent. Pursuant to the Amendment, the Company has made a prepayment of $25.0 million, plus certain fees and expenses, against the outstanding principal amount owing under the Credit Agreement. In connection with the prepayment, the maximum consolidated debt to EBITDA covenant under the Credit Agreement will be increased for the fourth quarter of fiscal 2011 and for subsequent quarters up to and including the second quarter of fiscal 2014.

The foregoing description of the Amendment is not intended to be a comprehensive summary. A form of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 1, 2011, Mitel Networks Corporation issued the press release attached hereto as Exhibit 99.1 announcing its financial results for the third quarter of fiscal 2011 ended January 31, 2011. The attached press release is incorporated by reference herein.

The information in this Current Report on Form 8-K under this Item 2.02, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Seventh Amendment to First Lien Credit Agreement by and among Mitel Networks Corporation, Mitel Networks, Inc., Mitel US Holdings, Inc., Mitel (Delaware), Inc., the lenders party thereto, and Wilmington Trust FSB, as U.S. administrative agent, dated March 1, 2011.

99.1	Press Release dated March 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2011.

MITEL NETWORKS CORPORATION

By:	/s/ TODD RICHARDSON
Name:	Todd Richardson
Title:	VP Finance and Corporate Controller